EXHIBIT 99.1

Brookfield Asset Management Announces Record 2024 Results and 15% Dividend Increase

Over $135 Billion of Capital Inflows; $48 Billion of Capital Deployed in 2024

Quarterly Fee-Related Earnings up 17% Year-Over-Year to a Record $677 Million

NEW YORK, Feb. 12, 2025 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) (“BAM”), a leading global alternative asset manager headquartered in New York with over $1 trillion of assets under management, today announced financial results for the year ended December 31, 2024.

Connor Teskey, President of Brookfield Asset Management, stated, “2024 was another strong year for our business. We raised over $135 billion of capital, including a record $29 billion of organic fundraising in the fourth quarter. This fundraising momentum, alongside annual capital deployments of $48 billion drove year-over-year growth of 18% for our fee-bearing capital, and 17% for our fourth quarter fee-related earnings.”

He continued, “2025 is shaping up to be yet another record year for us. We have a great foundation in place, with well-positioned, diversified fund offerings in leadership positions across the fastest growing areas in the alternatives space. Driven by the growth in our flagship and complementary funds and credit business, this positive outlook and our strong financial position enabled us to raise our quarterly dividend by 15%. Finally, last week we closed the previously announced transaction between BAM and Brookfield Corporation, and as a result, BAM, with 1.6 billion shares now outstanding, owns the entire asset management business at an equity market capitalization approaching $100 billion.”

Operating Results

Brookfield Asset Management Ltd.

Net income for BAM, the publicly traded entity, totaled $186 million for the quarter (2023 - $95 million). Up until the closing of the transaction last week, BAM owned an approximate 27% interest in our asset management business with the other approximate 73% owned by Brookfield Corporation (BN). In order to provide meaningful comparative information and inform you on how BAM results will look in the future, the discussion that follows relates to the financial results on a 100% basis for our asset management business.

Brookfield Asset Management [1]

For the periods ended December 31 (US$ millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	2024	2023	2024	2023
Fee-Related Earnings[2]	$677	$581	$2,456	$2,241
Add back: equity-based compensation costs and other[3]	60	50	208	199
Less: cash taxes	(88)	(45)	(301)	(196)
Distributable Earnings[2]	$649	$586	$2,363	$2,244

Fee-related earnings per share	$0.42	$0.36	$1.51	$1.37
Distributable earnings per share	$0.40	$0.36	$1.45	$1.37

Net income attributable to Brookfield Asset Management	$688	$374	$2,168	$1,839

See endnotes

Operating Highlights

Financial Results

Fee-bearing capital (FBC) reached $539 billion at the end of the fourth quarter, up $82 billion or 18% over the past year.

In the quarter, FBC benefitted from fundraising within our transition and real estate flagship funds, deployments within our infrastructure debt fund, and NAV increases across Oaktree perpetual credit funds, partially offset by a decrease in our listed affiliate share prices.

On the back of this growth in fee-bearing capital, fee-related earnings were a record $677 million ($0.42 / share) for the quarter and $2.5 billion ($1.51 / share) over the last twelve months, up 17% and 10% over the same periods in the prior year, respectively.

Distributable earnings were $649 million ($0.40 / share) for the quarter and $2.4 billion ($1.45 / share) over the last twelve months, up 11% and 5% over the same periods in the prior year, respectively.

Fundraising

We raised $29 billion in the fourth quarter of 2024 and $137 billion during the year. Our complementary strategies continue to scale and contribute to a greater proportion of our overall fundraising in the quarter. Notable fundraising updates for the fourth quarter include:

  In renewable power, we raised $4.2 billion of capital, including $3.5 billion for the second vintage of our global transition flagship fund strategy. We expect to hold a final close for this flagship in the first half of 2025.
  In infrastructure, we raised a total of $2.5 billion, including $700 million for our supercore infrastructure strategy, our strongest quarter in over two years. We also raised nearly $700 million for our private wealth infrastructure fund and over $500 million for our infrastructure structured solutions fund.
  In private equity, we raised $1.8 billion of capital in the quarter, including $1.0 billion for our Middle East fund and $500 million for the second vintage of our special investments fund.
  In real estate, we raised over $700 million of capital during the quarter, including nearly
  $500 million raised for the fifth vintage of our flagship real estate fund strategy. We expect to hold a final close for this flagship in the first half of 2025.
  In credit, we raised approximately $20 billion of capital. This included $9.2 billion raised across Oaktree funds and strategies, $6.6 billion from insurance clients, $1.7 billion for our fourth vintage infrastructure debt fund, and approximately $900 million across our other credit partner managers.

Notable Transactions

We deployed $16 billion of capital in the fourth quarter of 2024, and $48 billion during the year. Recent notable deployments include:

  In renewable power and transition, we deployed $4.5 billion of capital, including $3.2 billion into our acquisition of Neoen, a global, leading, pure-play renewable development business, which was previously announced in June. Subsequent to the end of the quarter, we announced an $850 million investment into Origis Energy, a U.S. renewable energy developer, out of our infrastructure structured solutions fund.
  In real estate, we deployed $2.4 billion of capital, including over $800 million in deployments out of the fifth vintage of our real estate flagship fund into a portfolio of U.S. multifamily properties with nearly 5,000 units, a portfolio of 14 U.S. student-housing assets with nearly 9,000 beds and Tritax, a publicly-listed pan-European logistics REIT.
  In credit, we deployed $7.7 billion in the quarter, including $2.4 billion out of our opportunistic credit flagship fund series and over $900 million from our strategic credit private wealth fund.

We monetized approximately $9 billion of capital in the quarter, and $30 billion in the year. Recent notable sales include:

  In renewable power and transition, we monetized $1.4 billion of capital in the quarter, including the sale of Saeta Yield and a partial sale of Shepherds Flat.
  In real estate, we monetized $1.8 billion of capital, including the sale of a portfolio of shopping centers in the U.K.
  In private equity, subsequent to the end of the quarter, Clarios, the world’s leading provider of advanced low-voltage batteries, completed an upfinancing which funded a $4.5 billion distribution.

Uncalled Fund Commitments and Liquidity

As of December 31, 2024, we had a total of $115 billion of uncalled fund commitments.

  Uncalled fund commitments include $53 billion which is not currently earning fees but will earn approximately $530 million of fees annually once deployed.

We had corporate liquidity of $1.8 billion on our balance sheet as of December 31, 2024, comprised of cash, short term financial assets, and the undrawn capacity on our revolving credit facility. This includes a five-year, unsecured, $750 million revolving credit facility.

Recent Strategic Transactions and Corporate Announcements

  As mentioned above, and subsequent to the end of the quarter, BAM acquired BN’s 73% private interest in our asset management business in exchange for BAM Class A Shares. The transaction has simplified our corporate structure, enhanced governance and given BAM 100% ownership of the asset management business. This positions BAM for inclusion in a broader set of global stock indices.

Regular Dividend Declaration
The board of directors of Brookfield Asset Management Ltd. declared a quarterly dividend of $0.4375 per share, representing a 15% increase, payable on March 31, 2025, to shareholders of record as of the close of business on February 28, 2025.

End Notes
  Reflects full period results unless otherwise noted on a 100% basis for Brookfield Asset Management, being Brookfield Asset Management ULC and its subsidiaries, including its share of the asset management activities of partly owned subsidiaries.
  See Reconciliation of Net Income to Fee-Related Earnings and Distributable Earnings on page 6 and Non-GAAP and Performance Measures section on page 8.
  Equity-based compensation costs and other income includes Brookfield Asset Management's portion of partly owned subsidiaries investment income, realized carried interest, and other items.

Brookfield Asset Management Ltd. Statement of Financial Position

Unaudited As at December 31 (US$ millions)	December 31,	December 31,
Assets
Cash and cash equivalents	$12	$9
Investment in Brookfield Asset Management	3,331	2,270
Due from affiliates	968	886
Other assets	75	40
Total Assets	$4,386	$3,205

Liabilities
Accounts payable and other	$879	$859
Due to affiliates	229	261
Total Liabilities	1,108	1,120

Equity
Total Equity	3,278	2,085
Total Liabilities and Equity	$4,386	$3,205

Brookfield Asset Management Ltd. Statement of Operating Results

Unaudited For the periods ended December 31 (US$ millions, except per share amounts)	Three Months Ended		Year Ended
	2024	2023	2024	2023

Equity accounted income	$192	$104	$570	$470
Compensation and other expenses	(6)	(9)	(29)	(19)
Net Income	$186	$95	$541	$451

Net income per share of common stock
Diluted	$0.42	$0.24	$1.28	$1.13
Basic	$0.44	$0.24	$1.31	$1.15

Brookfield Asset Management Statement of Financial Position

Unaudited As at December 31 (US$ millions)	December 31,	December 31,
Assets
Cash and cash equivalents	$404	$2,667
Accounts receivable and other	713	588
Investments	9,606	7,522
Due from affiliates	2,501	2,504
Deferred income tax assets and other assets	933	1,009
Total Assets	$14,157	$14,290

Liabilities
Accounts payable and other	$1,829	$1,799
Due to affiliates	1,091	986
Deferred income tax liabilities and other	2,149	2,206
	5,069	4,991

Equity	9,088	9,299

Total Liabilities and Equity	$14,157	$14,290

Brookfield Asset Management Statement of Operating Results

Unaudited For the periods ended December 31 (US$ millions, except per share amounts)	Three Months Ended		Year Ended
	2024	2023	2024	2023
Revenues
Management fee and incentive distribution revenues	$901	$803	$3,381	$3,142
Carried interest income, net of amounts attributable to Corporation	78	(13)	257	109
Other revenues, net	84	340	342	811
Total Revenues	1,063	1,130	3,980	4,062

Expenses
Compensation, operating, and general and administrative expenses	(407)	(415)	(1,565)	(1,446)
Interest expense	(5)	(4)	(22)	(14)
Total Expenses	(412)	(419)	(1,587)	(1,460)
Other income (expenses)	13	(137)	(186)	(215)
Share of income from equity accounted investments	145	73	339	167
Income Before Taxes	809	647	2,546	2,554
Income tax expense	(129)	(116)	(438)	(417)
Net Income	680	531	2,108	2,137
Net loss (income) attributable to Brookfield Corporation	8	(157)	60	(298)
Net income attributable to Brookfield Asset Management	$688	$374	$2,168	$1,839

Net income per share
Diluted	$0.42	$0.23	$1.33	$1.12
Basic	$0.42	$0.23	$1.33	$1.12

SELECT FINANCIAL INFORMATION RECONCILIATION OF NET INCOME TO FEE-RELATED EARNINGS AND DISTRIBUTABLE EARNINGS Brookfield Asset Management

Unaudited For the periods ended December 31 (US$ millions)	Three Months Ended		Year Ended
	2024	2023	2024	2023
Net income	$680	$531	$2,108	$2,137
Add or subtract the following:
Provision for taxes[1]	129	116	438	417
Depreciation and amortization[2]	3	4	14	14
Carried interest allocations[3]	(29)	(137)	(16)	(399)
Carried interest allocation compensation[3]	11	(2)	93	86
Other (income) expenses[4]	(24)	139	93	129
Interest expense paid to related parties[5]	5	4	22	14
Interest and dividend revenue[5]	(26)	(45)	(143)	(172)
Other revenues[6]	(59)	(96)	(372)	(300)
Share of income from equity method investments[7]	(145)	(73)	(339)	(167)
Fee-related earnings of partly owned subsidiaries at our share[7]	95	73	330	271
Compensation costs recovered from affiliates[8]	34	45	218	156
Non-recurring restructuring costs[9]	—	35	—	35
Fee Revenues from BSREP III & other[10]	3	(13)	10	20
Fee-Related Earnings	677	581	2,456	2,241
Cash taxes[11]	(88)	(45)	(301)	(196)
Add back: equity-based compensation costs and other[12]	60	50	208	199
Distributable Earnings	$649	$586	$2,363	$2,244

  This adjustment removes the impact of income tax provisions on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over the long-term due to the substantial deferred tax assets of Brookfield Asset Management.
  This adjustment removes the depreciation and amortization on property, plant and equipment and intangible assets, which are non-cash in nature and therefore excluded from Fee-Related Earnings.
  These adjustments remove the impact of both unrealized and realized carried interest allocations and the associated compensation expense. Unrealized carried interest allocations and associated compensation expense are non-cash in nature. Carried interest allocations and associated compensation costs are included in Distributable Earnings once realized.
  This adjustment removes other income and expenses associated with non-cash fair value changes.
  This adjustment removes interest and charges paid or received from related party loans.
  This adjustment adds back other revenues earned that are non-cash in nature.
  These adjustments remove our share of partly owned subsidiaries’ earnings, including items 1) to 6) above and include its share of partly owned subsidiaries’ Fee-Related Earnings.
  This item adds back compensation costs that will be borne by affiliates and are non-cash in nature.
  This item represents non-recurring restructuring costs that are not considered as part of the ongoing asset management business.
  This adjustment adds base management fees earned from funds that are eliminated upon consolidation and other items.
  Represents the impact of cash taxes paid by the business.
  This adjustment adds back equity-based compensation and other income associated with Brookfield Asset Management’s portion of partly owned subsidiaries’ investment income, realized carried interest, interest income received and charges paid on related party loans, and other income.

Additional Information

The Letter to Shareholders and the Supplemental Information for the three months and twelve months ended December 31, 2024 contain further information on the company’s strategy, operations and financial results. Shareholders are encouraged to read these documents, which are available on BAM’s website.

The statements contained herein are based primarily on information that has been extracted from our financial statements for the quarter ended December 31, 2024, which have been prepared using U.S. GAAP. The amounts have not been audited by BAM’s external auditor.

BAM’s board of directors has reviewed and approved this document, including the summarized unaudited consolidated financial statements, prior to its release.

Information on our dividends can be found on our website under Stock & Distributions - Distribution History section at bam.brookfield.com.

Quarterly Earnings Call Details

Investors, analysts and other interested parties can access BAM’s Fourth Quarter 2024 Results, as well as the Letter to Shareholders and Supplemental Information, on its website under the Reports & Filings section at bam.brookfield.com.

To participate in the Conference Call today at 9:00 a.m. ET, please preregister at https://register.vevent.com/register/BIab487036b2504e888095438937381bb3. Upon registering, you will be emailed a dial-in number, and unique PIN.

The Conference Call will also be webcast live at https://edge.media-server.com/mmc/p/dsh7ogm5. For those unable to participate in the Conference Call, the telephone replay will be archived and available for 90 days, or on our website at bam.brookfield.com.

BAM Agreement with BN

Subject to regulatory approval and instead of diluting shareholders by issuing treasury shares, BAM has approved entering into an agreement to purchase two million of its own shares from BN in order to fund its escrowed stock plan. It is anticipated that the share purchase will close on or after February 21, 2025.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX, BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across renewable power and transition, infrastructure, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

Please note that Brookfield Asset Management Ltd.’s previous audited annual and unaudited quarterly reports have been filed on EDGAR and SEDAR+ and can also be found in the investor section of its website at bam.brookfield.com. Hard copies of the annual and quarterly reports can be obtained free of charge upon request.

For more information, please visit our website at bam.brookfield.com or contact:

Media: Simon Maine Tel: +44 739 890 9278 Email: simon.maine@brookfield.com	Investor Relations: Jason Fooks Tel: (866) 989-0311 Email: jason.fooks@brookfield.com

Non-GAAP and Performance Measures of our Asset Management Business

This news release and accompanying financial information are based on generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We make reference to Distributable Earnings (“DE”), which is referring to the sum of its fee-related earnings, realized carried interest, realized principal investments, interest expense, and general and administrative expenses; excluding equity-based compensation costs and depreciation and amortization. The most directly comparable measure disclosed in the primary financial statements of Brookfield Asset Management for DE is net income. This provides insight into earnings received by the company that are available for distribution to common shareholders or to be reinvested into the business.

We use Fee-Related Earnings (“FRE”) and DE to assess our operating results and the value of Brookfield’s business and believe that many shareholders and analysts also find these measures of value to them.

We disclose a number of financial measures in this news release that are calculated and presented using methodologies other than in accordance with U.S. GAAP. These financial measures, which include FRE and DE, should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with U.S. GAAP. We caution readers that these non-GAAP financial measures or other financial metrics are not standardized under U.S. GAAP and may differ from the financial measures or other financial metrics disclosed by other businesses and, as a result, may not be comparable to similar measures presented by other issuers and entities.

We provide additional information on key terms and non-GAAP measures in our filings available at bam.brookfield.com.

Notice to Readers

BAM is not making any offer or invitation of any kind by communication of this news release and under no circumstance is it to be construed as a prospectus or an advertisement.

This news release contains “forward-looking information” within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies, capital management and outlook of BAM, Brookfield Asset Management and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of BAM are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “project”, “forecast”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to future results, performance, achievements, prospects or opportunities of BAM, Brookfield Asset Management or the Canadian, U.S. or international markets.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: (i) our lack of independent means of generating revenue; (ii) our material assets consisting solely of our interest in Brookfield Asset Management; (iii) challenges relating to maintaining our relationship with Brookfield Corporation and potential conflicts of interest; (iv) BAM being a newly formed company; (v) our liability for our asset management business; (vi) inflationary pressures; (vii) the impact on growth in fee-bearing capital of poor product development or marketing efforts; (viii) our ability to maintain our global reputation; (ix) volatility in the trading price of our class A limited voting shares; (x) being subjected to numerous laws, rules and regulatory requirements, and the potential ineffectiveness of our policies to prevent violations thereof; (xi) meeting our financial obligations due to our cash flow from our asset management business; (xii) foreign currency risk and exchange rate fluctuations; (xiii) requirement of temporary investments and backstop commitments to support our asset management business; (xiv) rising interest rates; (xv) revenues impacted by a decline in the size or pace of investments made by our managed assets; (xvi) the variability of our earnings growth, which may affect our dividend and the trading price of our class A limited voting shares; (xvii) exposed risk due to increased amount and type of investment products in our managed assets; (xviii) difficulty in maintaining our culture or managing our human capital; (xix) political instability or changes in government; (xx) unfavorable economic conditions or changes in the industries in which we operate; (xxi) catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics; (xxii) deficiencies in public company financial reporting and disclosures; (xxiii) ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs; (xxiv) the failure of our information and technology systems; (xxv) us and our managed assets becoming involved in legal disputes; (xxvi) losses not covered by insurance; (xxvii) inability to collect on amounts owing to us; (xxviii) information barriers that may give rise to conflicts and risks; (xxix) risks related to our renewable power and transition, infrastructure, private equity, real estate, and other alternatives, including credit strategies; (xxx) risks relating to Canadian and United States taxation laws; and (xxxi) other factors described from time to time in our documents filed with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive and other factors could also adversely affect future results. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

Past performance is not indicative nor a guarantee of future results. There can be no assurance that comparable results will be achieved in the future, that future investments will be similar to historic investments discussed herein, that targeted returns, growth objectives, diversification or asset allocations will be met or that an investment strategy or investment objectives will be achieved (because of economic conditions, the availability of appropriate opportunities or otherwise).

Target returns and growth objectives set forth in this news release are for illustrative and informational purposes only and have been presented based on various assumptions made by BAM in relation to the investment strategies being pursued, any of which may prove to be incorrect. There can be no assurance that targeted returns or growth objectives will be achieved. Due to various risks, uncertainties and changes (including changes in economic, operational, political or other circumstances) beyond BAM’s control, the actual performance of the business could differ materially from the target returns and growth objectives set forth herein. In addition, industry experts may disagree with the assumptions used in presenting the target returns and growth objectives. No assurance, representation or warranty is made by any person that the target returns or growth objectives will be achieved, and undue reliance should not be put on them.

Certain of the information contained herein is based on or derived from information provided by independent third-party sources. While BAM believes that such information is accurate as of the date it was produced and that the sources from which such information has been obtained are reliable, BAM makes no representation or warranty, express or implied, with respect to the accuracy, reasonableness or completeness of any of the information or the assumptions on which such information is based, contained herein, including but not limited to, information obtained from third parties.